UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE
ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)
33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 19, 2013, the Board of Directors (the “Board”) of Green Mountain Coffee Roasters, Inc. (“GMCR” or the “Company”) approved an indicated annual cash dividend of $1.00 per share of outstanding common stock, payable $0.25 per quarter.  A quarterly cash dividend of $0.25 per share was declared by the Board on November 19, 2013 and is payable on February 14, 2014 to stockholders of record at the close of business on January 17, 2014.

On November 19, 2013, GMCR’s Board approved and authorized the repurchase, on or prior to December 1, 2015, of up to an aggregate of $1.0 billion of GMCR’s shares of outstanding common stock (the “2013 Share Repurchase Program”).  The 2013 Share Repurchase Program will become effective upon completion of GMCR’s current repurchase program, under which approximately $138 million remains available to repurchase shares of GMCR common stock out of its previously authorized $500 million as of the date of this Current Report on Form 8-K.

Once in effect, repurchases may be made pursuant to the 2013 Share Repurchase Program at such price or prices as the Company may determine from time to time to be advisable, with such repurchases to be effected in open market or privately negotiated transactions, block purchases or exchange or non-exchange transactions, and using such broker-dealer or broker-dealers as the Company may determine.  Amounts used to purchase shares under the 2013 Share Repurchase Program may come from either cash on hand or borrowings under the Company’s credit agreement with Bank of America.  The Company may enter into Rule 10b5-1 plans to effect some or all of the repurchases.  The Company may suspend or terminate the 2013 Share Repurchase Program at any time.

The press release announcing the declaration of the cash dividend and the approval of the 2013 Share Repurchase Program is attached to this Current Report on Form 8-K as Exhibit 99.1.  The information in this Item 7.01 (including the exhibit attached hereto) is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 20, 2013, announcing the declaration of a cash dividend and approval of the 2013 Share Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer and Treasurer

Date: November 20, 2013

Index to Exhibits

Exhibit No.	Description

99.1	Press release, dated November 20, 2013, announcing the declaration of a cash dividend and approval of the 2013 Share Repurchase Program.